EXHIBIT 23.1


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                          INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in this Registration Statement of Sea Containers Ltd. on Form S-3 of our report dated March 6, 2003 (May 15, 2003, as to Note 20) (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption by Sea Containers Ltd. of Statement of Financial Accounting Standards (`SFAS') No. 142, Goodwill and Other Intangible Assets, and SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections, effective January 1, 2002, and SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137 and 138, effective January 1, 2001) appearing in the Annual Report on Form 10-K/A of Sea Containers Ltd. and subsidiaries for the year ended December 31, 2002 and to the reference to us under the heading `Experts' in the Prospectus which is part of such Registration Statement.




/s/  Deloitte & Touche LLP


New York, New York
November 20, 2003